Exhibit 10.1

FIRST AMENDMENT TO THE ASSET PURCHASE AGREEMENT

This First Amendment (this "Amendment") to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated October 5th, 2015, is made and entered into effective as of the 10th day of December 2015, by and among Concordia Pharmaceuticals Inc., S.à.r.1., Barbados Branch, a Barbados branch of a Luxembourg corporation, with a place of business at Canewood Business Centre, 5 Canewood Industrial Park, St. Michael, Barbados, BB11005 ("Seller"), on the one hand, and IGI Laboratories, Inc., a corporation organized under the laws of Delaware ("IGI Purchaser"), and Teligent Jersey Limited, a company incorporated in Jersey with registration number 119574 and having its registered office at 47 Esplanade, St. Helier, Jersey JE1 OBD ("TJL Purchaser," and together with IGI Purchaser, "Purchasers", and each, a "Purchaser"). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

WITNESSETH:

WHEREAS, pursuant to the Asset Purchase Agreement, the Seller sold, transferred and assigned to TJL Purchaser, and TJL Purchaser acquired and assumed from Seller, all of the TJL Purchased Assets and all of the Assumed Liabilities associated therewith; and

WHEREAS, Seller and Purchasers (the "Parties") wish to amend the Asset Purchase Agreement to include in the TJL Purchased Assets certain intellectual property rights, as more specifically provided herein, which were inadvertently not transferred and assigned under the Asset Purchase Agreement and Seller and TJL Purchaser intend to enter into a Trademark Assignment Agreement dated of even date herewith to effect the transfer and assignment of such intellectual property rights.

NOW, THEREFORE, in consideration of the foregoing and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound hereby, agrees as follows:

1. Schedule 1.1(h). Schedule 1.1(h) to the Asset Purchase Agreement is deleted in its entirety and replaced with Schedule 1.1(h) attached hereto.

2. Other Miscellaneous Terms. After giving effect to this Amendment, each reference in the Asset Purchase Agreement to the "Agreement", "hereof', "hereunder" or words of like import referring to the Asset Purchase Agreement shall be deemed to refer to the Asset Purchase Agreement as amended by this Amendment. The provisions of Sections 8.2 through 8.5 and Sections 8.9 through 8.14 of the Asset Purchase Agreement shall apply, mutatis mutandis, to this Amendment and to the Asset Purchase Agreement as modified by this Amendment, taken together as a single agreement reflecting the terms as modified hereby.

3. No Further Amendment. Except as specifically amended hereby, the Asset Purchase Agreement shall remain in full force and effect, enforceable in accordance with its terms. Except as expressly provided by this Amendment, this Amendment shall not be deemed or construed to be an amendment to any other provision of the Asset Purchase Agreement or to any of the documents referred to therein.

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.

CONCORDIA PHARMACEUTICALS INC., S.À.R.L., BARBADOS BRANCH

By:	/s/Arijit Mookerjee
Name:	Arijit Mookerjee
Title:	Managing Director & CFO

IGI LABORATORIES, INC.

By:	/s/ J. Grenfell-Gardner
Name:	J. Grenfel-Gardner
Title:	President & CEO

TELIGENT JERSEY LIMITED

By:	/s/ J. Grenfell-Gardner
Name:	J. Grenfell-Gardner
Title:	Director